SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934.

Filed  by  the  Registrant  [ x ]
Filed  by  Party  other  than  the  Registrant  [   ]

[   ]     Preliminary  Proxy  Statement
[   ]     Confidential,  for  Use  of  the Commission Only [as permitted by Rule
          14a-6(e)(2)]
[ x ]     Definitive  Proxy  Statement
[   ]     Definitive  Additional  Materials
[   ]     Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or Section
          240.14a-12

                            ROYAL SILVER MINES, INC.
             (Exact name of Registrant as specified in its charter.)

                         Commission File number 0-25170

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[ x ]     No  fee  required.
[   ]     Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(4) and
          0-1:
          1.   Title  of  each class of securities to which transaction applies:
          2.   Aggregate  number  of  securities  to  which transaction applies:
          3.   Per  unit  price  or  other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act
               Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4.   Proposed  maximum  aggregate  value  of  transaction:
          5.   Total  fee  paid:

[   ]     Fee  paid  previously  with  preliminary  materials.
[   ]     Check  box  if  any  part  of  the  fee  is  offset  as  provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
          Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1.   Amount  Previously  Paid;
          2.   Form,  Schedule  or  Registration  Statement  No.
          3.   Filing  Party:
          4.   Date  Filed:

Dear  Shareholders:

     On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of ROYAL SILVER MINES, INC. to be held at 200 Professional Building, Suite 200, Hilton Head Island, SC 29926, commencing at 10:30 A.M., local time, on March 30, 2001. We look forward to the opportunity of personally greeting those of you who are able to attend.

     The Board and Management of the Company has determined that the Company, to remain a viable and going concern, must act now to radically change its business focus or alternatively, to take steps to wind up its affairs. The continuing and long depressed state of the mining and metals industry has made it very difficult to operate a development stage company such as Royal Silver Mines. However, management believes very significant opportunities exist in the energy field which, if the Company acts diligently but swiftly, could result in significant business opportunity and growth.

     In the past two years, the Company has attempted to develop a novel approach to treatment of waste ores and other noxious by-products of smelting processes. However, due to the depressed state of metal markets in general, particularly the gold market, investor interest in this process was minimal. The Company also attempted to acquire Nuvotec, Inc., a technology company based in Richland, WA. This acquisition was cancelled after the Board of Nuvotec determined that other means of raising capital and going public were more attractive.

     Therefore, the Company has arrived at a juncture where a complete re-thinking and adjustment of the market capitalization of the Company is necessary. Management has chosen to focus on energy because it represents a very large segment of the nation's economy, and because recently disclosed shortages of electrical generation capacity represent a long-term growth opportunity for new and innovative market participants.

     At the meeting you are being asked to consider the election of three directors, increasing the authorized shares of Common Stock of the Company, authorizing a class of Preferred Stock, authorizing a 1 for 20 reverse split of the issued and outstanding shares, authorizing a name change of the Company to "Cadence Resources Corporation", and the appointment of independent auditors.

     The complete text of these proposals and the reasons the directors have proposed their adoption are contained in this proxy statement. I urge you to carefully study them.

     FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE PROPOSALS.

     During the course of the meeting, management will report on the current activities of ROYAL SILVER MINES, INC. and comment on its future plans. A discussion period is also planned so that Shareholders will have an opportunity to ask questions and present their comments.

     Under the provisions of the Bylaws, the Board of Directors has fixed the close of business on February 28, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

     Please take a moment to sign, date and mail your proxy in the enclosed envelope. Should you later decide to join us at the meeting, you may withdraw your proxy at that time and vote in person.

     Thank  you  for  your  past support, continuing interest and consideration.


                              Very  truly  yours,



                              HOWARD  CROSBY
                              Chairman  of  the  Board

                            ROYAL SILVER MINES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To  Shareholders:

     The Annual Meeting of Shareholders of ROYAL SILVER MINES, INC. (the "Company") will be held at 200 Professional Building, Suite 200, Hilton Head Island, SC 29926, commencing at 10:30 A.M., local time, on March 30, 2001 for the following purposes:

1.   Election  of  three  directors  to  succeed those whose terms have expired;

2. To consider and act upon a proposal to amend the Company's Articles of Incorporation. The proposed amendment would increase the authorized Common
Stock of the Company from 40,000,000 shares, par value $0.01 per share, to 100,000,000 shares of Common Stock, $0.01 par value per share.

3. To consider and vote upon a proposal to amend the Articles of Incorporation to authorize ten million shares of Preferred Stock, $0.01 par value per share, for possible issuance from time-to-time and in such series and upon such terms as shall be determined by the Board of Directors.

4. To consider and vote upon a proposal to conduct a reverse split of the issued and outstanding common shares of the Company on a 1 for 20 basis. This proposal will not affect the authorized capital of the Company.

5. To consider and vote upon a proposal to amend the Articles of Incorporation to change the name of the Company to "Cadence Resources Corporation".

6. Ratification of the appointment of Williams & Webster, Certified Public Accountants, to audit the financial statements of the Company for the year ending September 30, 2001; and,

7. To act upon such other matters as may properly come before the meeting and any adjournment thereof. Only Shareholders of record at the close of business on February 28, 2001, will be entitled to notice of and to vote at the Annual Meeting.

     By  Order  of  the  Board  of  Directors



     John  Ryan
     Executive Vice President


     Hilton Head Island, SC
     February  28,  2001


YOUR  VOTE  IS  IMPORTANT

Please  complete,  date,  sign  and  return  the  enclosed  proxy  immediately.


MAIL  TO:
ROYAL  SILVER  MINES,  INC.
1519  Main  Street,  #169
Hilton  Head  Island,  SC  29926

PROXY  STATEMENT
ANNUAL  MEETING  OF  SHAREHOLDERS
TO  BE  HELD  ON  March  30,  2001  at  200  Professional  Building,  Suite 200,
Hilton  Head  Island,  SC  at  10:30  A.M.  local  time


     INTRODUCTION

     These Proxy materials are furnished in connection with the solicitation by the Board of Directors of ROYAL SILVER MINES, INC., a Utah corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held at 200 Professional Building, Suite 200, Hilton Head Island, SC 29926, commencing at 10:30 A.M., local time, on March 30, 2001. Only Shareholders of record, as of the close of business on February 28, 2001 will be entitled to vote at the meeting or any adjournment thereof. This Proxy Statement and form of Proxy are being sent to Shareholders on or about March 15, 2001.

     PURPOSES  OF  ANNUAL  MEETING

     At the Annual Meeting, Shareholders entitled to vote will be asked to consider and take action to increase the authorized shares of Common Stock of the Company; elect three (3) directors to succeed those whose terms have expired; amend the Articles of Incorporation to increase the authorized Common Stock of the Company; amend the Articles of Incorporation to create a class of Preferred Stock; consider a one for twenty reverse split of the issued and outstanding common stock; amend the Articles of Incorporation to change the name of the Company to "Cadence Resources Corporation"; and to ratify the appointment of Williams & Webster, Certified Public Accountants, as independent auditors to make an examination of financial statements of the Company for the fiscal year ending September 30, 2001; and, such other business as may come before the meeting. See "Voting at the Annual Meeting of Shareholders."


     SOLICITATION  OF  PROXIES

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors and management of the Company to be used at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. If a Shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and management which are FOR the election of the directors named in the Proxy Statement; FOR the increase in authorized shares of Common Stock of the Company; FOR the authorization of a class of Preferred Stock; FOR the one for twenty reverse split; FOR the name change to "Cadence Resources Corporation"; and FOR ratification of the appointment of Williams & Webster as the Company's principal independent public accountants for 2001. The proxy may be revoked by you at any time before it is voted at the meeting.

     This Proxy Statement and accompanying form of proxy are first being sent or given to Shareholders on or about March 15, 2001.

     Shareholders of record at the close of business on February 28, 2001 are entitled to notice of and to vote at the meeting. On February 28, 2001 there were outstanding and entitled to vote 33,759,565 shares of Common Stock (each of which is entitled to one vote). A majority of the votes cast by the holders of Common Stock is required to increase the authorized shares of Common Stock of the Company, for the election of directors, for the reverse split, for the name change, and a majority of the votes cast by such holders is required for ratification of the appointment of the principal independent public accountants.

     REVOCATION  OF  PROXIES

     Any Shareholder has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by the written notice of a subsequently dated proxy, received by the Company prior to or at the Annual Meeting or by oral revocation given by the Shareholder in person at the Annual Meeting or any adjournment thereof.

     PROXY  COMMITTEE

     Management of the Company has appointed a Proxy Committee consisting of Howard Crosby and John Ryan in whose names the proxies are solicited on behalf of the Company.

     VOTING  AT  THE  ANNUAL  MEETING  OF  SHAREHOLDERS

     The Board of Directors of the Company has fixed the close of business on the 28th day of February, 2001, as the record date for determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding, 33,759,565 shares of Common Stock are entitled to vote. A majority of such shares will constitute a quorum for the transactions of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual
Meeting are entitled to cast one vote per share on each matter submitted to vote at the Annual Meeting.


     IMPORTANT

     Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

     INFORMATION  CONCERNING  VOTING

     As of the close of business on February 28, 2001 the Company has authorized Forty Million (40,000,000) shares of one class of Common Stock and it has issued and outstanding 33,759,565 shares of one class of Common Stock. Only holders of record of the Company's Common Stock at the close of business on February 28, 2001 are entitled to notice and to vote on matters which come before the Annual Meeting or any adjournment thereof. On all matters requiring a shareholder vote, each shareholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock of the Company recorded in his/her name. Proposals Nos. 1 and 6 will be decided by a majority vote of those shares voting and Proposals 2, 3, 4 and 5 will decided upon by a majority vote of the total outstanding shares eligible to vote.


     PROPOSAL  1

     ELECTION  OF  DIRECTORS

     Three directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following six nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. The three nominees are now members of the Board of Directors and were elected by the Shareholders at the last annual shareholders meeting. Management has no reason to believe that any of the nominees will not serve. In the event that any nominee should not be available, and if the Board has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

Meetings  and  Committees  of  the  Board

     During the year ended September 30, 2000, the Board unanimously adopted resolutions on three occasions, pursuant to applicable Utah law. On one of these occasions, action was taken without a meeting. Currently, the Company does not have any Committees of the Board of Directors.

     NOMINEES

Set forth below is certain biographical information regarding each Director-nominee:

HOWARD  M. CROSBY - President, Treasurer and a member of the Board of Directors.

     Since February 1994, Mr. Crosby is the President and a member of the Board of Directors and since January 1998, Mr. Crosby has been the Treasurer of Company. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. From September 1992 to May 1993, Mr. Crosby was employed by Digitran Systems, Inc., of Logan, Utah, in the marketing department. Mr. Crosby currently serves as an Officer and Director of several other development-stage resource companies. Mr. Crosby received a B.A. degree from the University of Idaho in 1974.

JOHN RYAN - Executive Vice President, Secretary and a member of the Board of Directors.

     Mr. Ryan has been a member of the Board of Directors since April1997, has been a Vice President since September 1996 and has been Secretary since October 1998. Mr. Ryan is a professional mining engineer. From June 1996 until October 1999, Mr. Ryan Vice-President and member of the Board of Directors of Metalline Mining Company. From September 1993 to August 1994, Mr. Ryan was a registered representative with Shearson Lehman Brothers, Inc. From August 1994 to April 1995, Mr. Ryan served as a consultant to the Company in mine engineering services. From April 1995 to April 1996, Mr. Ryan was a registered representative with Pennaluna & Co., a SEC/NASD registered broker/dealer. In addition to his professional degree in Mining Engineering, which he received from the University of Idaho, Mr. Ryan also holds a juris doctorate (J.D.) degree from Boston College Law School. Mr. Ryan currently serves as an Officer and Director of several other junior development-stage resource companies.

KEVIN  STULP  -  Member  of  the  Board  of  Directors

     Mr. Stulp was appointed to the Board of Directors of the Company in 1996. Mr. Stulp is currently a partner with Forte Group, a consulting group based in Houston, Texas which focuses on rendering consulting advice to venture and development stage companies. Mr. Stulp also serves as an independent consultant in the fields of volume electronics and manufacturing, general business consulting, business strategy, business use of the Internet, automation and integration through computers, and financial analysis. From July 1994 to July 1995, Mr. Stulp was Director of Manufacturing Reengineering for Compaq Computer Corporation, Houston, Texas. From September 1992 to June 1994, Mr. Stulp was Director of Manufacturing for Compaq Computer Corporation. From September 1986 to September 1992, Mr. Stulp was PCA Operations Manager for Compaq Computer Corporation. From December 1983 to September 1986, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner and manufacturing manager. From July 1980 to December 1983, Mr. Stulp was a financial planner with Texas Instruments, Houston, Texas. Mr. Stulp holds the degree of Masters in Business Administration and the degree of Bachelor of Science Mechanical Engineering, both from the University of Michigan, and the degree of Bachelor of Science from Calvin College, Grand Rapids, Michigan.

     EXECUTIVE  COMPENSATION

     It is the Board's responsibility to review and set compensation levels of the executive officers of the Company, evaluate the performance of management and consider management appointments and related matters. All decisions are decisions of the full Board. The Board considers the performance of the Company and how compensation paid by the Company compares to compensation generally in the mining industry and among similar companies. In establishing executive compensation, the Board bases its decisions, in part, on achievement and performance regarding broad-based objectives and targets as well as the Company's financial performance. Due to the depressed state of the mining exploration business, the Board has ceased evaluating its Officers on how well mining exploration projects are proceeding, but instead has viewed survival of the Company as a primary objective. The Board believes that due to the continued resourceful actions of its Officers the Company continues to survive as a viable entity.

     For Fiscal 2000, the Company's executive compensation policy consisted of two elements: base salary and stock awards. The policy factors which determine the setting of these compensation elements are largely aimed at attracting and retaining executives considered essential to the Company's long-term success. The granting of stock is designed as an incentive for executives to keep management's interests in close alignment with the interests of shareholders. The Company's executive compensation policy seeks to engender committed leadership to favorably posture the Company for continued growth, stability and strength of shareholder equity.

     The table below sets forth all cash and cash equivalent remuneration paid by the Company and its subsidiaries during the year ended December 31, 2000 to each of the Company's executive officers and to all executive officers of the Company as a group:

Name  and  Title                   Cash or Cash Equivalent Compensation

Howard  Crosby,  President         $48,000  yearly

John  Ryan,  Executive             $48,000  yearly
Vice President and Treasurer

     In addition to the foregoing, each officer received 15,000 shares per quarter.

     The Company anticipates paying the same cash and cash equivalent remuneration to the foregoing executive officers in the year 2001. No other officers received any renumeration during Fiscal 2000. The Board believes that executive compensation during Fiscal 2000 substantially reflects the Company's compensation policy.

     Compensation  of  Directors

     Directors of the Company are reimbursed for travel expenses incurred in serving on the Board of Directors. Directors who are not executive officers of the Company receive 15,000 shares of common stock per quarter for their services. Members of the Board of Directors who are Officers also receive 5,000 shares of common stock for serving as such.

     STOCK  OPTION  PLANS

     The Company's Employee Incentive Stock Option Plan (the"Plan") was adopted by the Board of Directors on January 10, 1992. The purpose of the Plan is to attract and retain qualified personnel. The Plan provides that the aggregate fair market value of the shares of Common Stock for which any participant may be granted incentive stock options in any calendar year shall not exceed $100,000 plus any "unused limited carryover" as determined under Section 422A(c) of the Internal Revenue Code of 1954, as amended.

     On January 8, 1997, the Company filed a Form S-8 Registration Statement with the Commission registering 831,775 shares of Common Stock for resale by certain shareholders of the Company. Since that time, no further registrations have been undertaken. In fiscal year 2000, no shares were issued pursuant to this registration.

     The Plan is administered by the Board of Directors of the Company who determine, subject to the provisions of the Plan, to whom options are granted and the number of shares of the Common Stock subject to option. The exercise price of such options granted under the Plan must at least equal 100% of the fair market value of the Common Stock on the date the option is granted.

     The Plan also provides that no option shall be exercisable more than three months after termination of an optionee's employment with the Company unless such termination of employment occurs by reason of death or permanent and total disability. In the event of the death or disability of a recipient of options while an employee of the Company, the options which were otherwise exercisable by the optionee or his legal representative or beneficiary of his estate at any time prior to the expiration of one year from the date of his death or disability. In no event, however, shall an option be exercisable after 10 years from the date it was granted.

     The Board pursuant to the Plan had granted options to certain employees, officers, and directors in the fiscal years 1995, 1996, 1997, and 1998. It is the determination of the Board at this time that all of these options have either expired unexercised or have such limited value that they are unlikely to be exercised in the future. The Board has not recently granted any new stock options pursuant to the Plan, but may consider doing so if the current proposals are approved by the Shareholders.

     For the directors to be elected, Proposal No. 1, requires that a majority of the votes be cast in favor of the each director. The Board of Directors recommends the vote FOR Proposal No.1, the election of Howard M. Crosby, John Ryan and Kevin Stulp.


     PROPOSAL  2

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK OF THE COMPANY FROM 40,000,000 SHARES $0.01 PAR VALUE PER SHARE TO 100,000,000 SHARES, $0.01 PAR VALUE PER SHARE

The Board of Directors of the Company, unanimously approved and recommends to the shareholders that they consider and approve a proposed amendment to Article IV of the Company's Articles of Incorporation which would increase the Company's authorized shares from 40,000,000 shares of Common Stock, par value $0.01 per share to 100,000,000 shares of Common Stock, par value $0.01 per share. The proposed amendment would revise the Company's Certificate of Incorporation to read as follows:

     "The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share."

     The  Board  of  Directors  recommends  a  vote  "FOR"  this  proposal.

     The Board of Directors believes that the increase in the number of authorized shares will benefit the Company by improving its flexibility to consider and respond to future business opportunities and needs. The additional authorized shares will be available for issuance from time to time in connection with possible financings, the acquisitions of other assets, or the Company's incentive stock option plan. Authorized shares may be issued from time to time without action by the Company's stockholders to such persons and for such consideration and on such terms as the Board of Directors determines. The Company has no current plans to issue shares for any purpose.

     An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for the adoption of this proposal to amend the Certificate of Incorporation. The Board of Directors recommends a vote "FOR" the amendment to the Articles of Incorporation to increase the authorized Common Stock.


     PROPOSAL  3

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK

     The Board of Directors of the Company has voted to propose and recommends that shareholders vote to amend Article IV of the Articles of Incorporation. This amendment would authorize for issuance a new class of capital stock consisting of 20,000,000 shares of Preferred Stock, $0.01 par value, (the
"Preferred Stock") which would have such voting powers, designations, preferences, and relative participating, optional, conversion or other special rights, and such qualifications, limitations or restrictions as the Board of Directors may designate for each series thereof issued from time to time.

     There are no shares of Preferred Stock of the Company currently authorized. The proposed amendment would authorize the Board of Directors to issue Preferred Stock, from time to time, in one or more series, with such designation, voting powers, preferences, and relative, participating, optional, conversion or other special rights, and such qualifications, limitations and restrictions, as the Board of Directors may determine. These would include, but not be limited to,
(a) the distinctive designation of each series and the number of shares that will constitute such series; (b) the dividend rate for such series; (c) the price at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (d) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (e) any preferential amount payable upon each share of such series in the event of the liquidation, dissolution or winding up of the Company; (f) the voting rights, if any, of shares of such series; (g) the terms and conditions, if any, upon which shares of such series may be converted into shares of other classes or series of shares of the Company's Capital Stock, or securities issued by other issuers; and, (h) the relative rights of priority of each series as to dividends and assets.

     For the reasons discussed below, the Board of Directors recommends a vote "FOR this proposal. The Board of Directors believes that the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions or properties or businesses, use in employee benefit plans or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of either Preferred Stock to be issued without the expense and delay of a special shareholders' meeting. The shares of Preferred Stock would be available for issuance without further action by the shareholders.

     The Board of Directors also believes that the authorization of a class of Preferred Stock will benefit the Company by improving its flexibility to consider and respond to future business opportunities and needs. The Preferred Stock will be available for issuance from time-to-time in connection with possible financings or the acquisitions of other assets. The Preferred Stock may be issued from time-to-time without action by the Company's stockholders to such persons and for such consideration and on such terms as the Board of Directors determines. The Company has no current plans to issue shares for any purpose.

     In the event that both PROPOSAL 3 and PROPOSAL 4 are approved by the shareholders, Article IV of the Articles of Incorporation of the Company would be changed to read as follows:

     "The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Preferred Stock which may be designated from time to time by the Board of Directors as to class, voting powers, preferences, conversion or special rights, participating rights, or other designations as the Board may see fit to impose."

     An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for the adoption of this proposal to amend the Articles of Incorporation. The Board of Directors recommends a vote "FOR" the amendment to the Articles of Incorporation to create a class of Preferred Stock.


     PROPOSAL  4


RATIFICATION OF A 1 FOR 20 REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY

REASONS  FOR  THE  PROPOSED  REVERSE  STOCK  SPLIT

     On February 21, 2001, the closing bid price of the Company's Common Stock was approximately $0.02 per share as reported by the OTC Bulletin Board system managed by the NASD. The foregoing quotation reflects inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions. Members of the brokerage and banking industries have advised the Company that brokerage firms might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in the Company's securities if the price range for the Company's Common Stock were higher. Management believes that additional interest by the investment community in the Company's stock, of which there can be no assurance, is desirable.

     Management of the Company also believes that if low trading prices of the Company's Common Stock persist, it may have a continuing adverse impact upon the market for trading the Company's shares. In particular, brokerage firms often charge higher commissions for trades of low-priced stocks than for trades of higher priced stock at the same dollar amount. Moreover, some brokerage firms will not recommend investments in companies with low-priced stocks or make a market in such stock. As a result, the liquidity for current shareholders and the Company's ability to obtain additional equity financing could be adversely affected.

     Management also believes that a continuing low stock price threatens the existence of the Company as it makes it more difficult to raise equity or debt financing, and almost impossible to utilize the trading value of the Company's shares to undertake acquisitions of other companies or assets which may be necessary as the Company seeks new business opportunities in the energy industry.

POTENTIAL  EFFECTS  OF  A  REVERSE  STOCK  SPLIT

     Shareholders should note that the effects of the reverse stock split upon the market price for the Company's Common Stock cannot be accurately predicted. The market price of the Company's Common Stock immediately prior to the implementation of the reverse stock split theoretically should increase immediately following the reverse stock split in direct proportion, approximately, to the exchange ratio of the share consolidation. However, there can be no assurance that post-split shares will trade at an increased price level above the price of pre-split shares. Nor can there be an assurance that an increased price level can be maintained, or for what length of time.

     Further, management believes that if a greater market price results from the reverse split, that brokerage and banking firms may develop a greater interest in the Company, be more willing to recommend that their clients invest in the Company, and perhaps work to restore market confidence in the Company.

     Because the reverse stock split affects all Shareholders uniformly, it will not cause a dilution of the percentage of aggregate equity ownership, voting rights, earnings or net book value of Shareholders, except for those Shareholders who hold a number of Common Shares not divisible by ten, and such Shareholders will have their pro-rata ownership rounded up to the next whole share. The per share earnings and net book value of the Company's Common Shares will be increased because there will be fewer Common Shares outstanding. The Company believes that the increase in net book value should result in a greater market price for the Common Shares.

     Also, management believes that market interest in the Common Shares should be stimulated as much by an increase in market price levels as by increases in net book value. A reverse stock split will decrease the number of Common Shares which can be issued upon exercise of outstanding options, warrants or similar rights to 1/20th of the pre-stock split amount.

     This proposal to implement a reverse stock split does not represent an effort by management to take the company private, nor is it intended or anticipated that this reverse split will eliminate, close out, or decrease the number of shareholders of the Company because of holding less than one share after the reverse split. As disclosed herein, the Company will round up to the nearest whole share if the number of shares a shareholder owns is not evenly divisible. The reverse stock split will not result in the ownership of fractional shares.

PROCEDURES  FOR  IMPLEMENTING  THE  PROPOSED  REVERSE  STOCK  SPLIT

     It is anticipated that the reverse split will become effective and be implemented within ten business days following shareholder approval, at which time twenty shares of pre-split Common Stock will be given a value equivalent to one share of post-split Common Stock. The effective date on which this occurs will become the "Record Date". The number of shares of post-split shares held by any record holder will be determined from the total number of shares represented by all of the certificates issued in the name of that record holder as are held in each account set forth on the records of the Company's transfer agent, OTC Stock Transfer, Inc. (the "Transfer Agent") on the Record Date. If the above calculation results in a quotient containing a fraction, the Company will round up to the nearest whole share instead of issuing a fractional share.

     Approval of the reverse split will require a change in the "CUSIP" number assigned to the Company's Common Stock (used to identify, transfer and trade publicly registered securities). It is important to note that Shareholders are not necessarily required to exchange their pre-split share certificates for post-split share certificates. However, Shareholders who desire to do so may request that new certificate(s) be issued to them in the amount(s) that represent their post-split shareholdings, by surrendering their certificates to the Transfer Agent at P.O. Box 15600, 231 East 2100 South, Salt Lake City, Utah 84115 (1-801-485-5554), and paying the applicable transfer fee.

FEDERAL  INCOME  TAX  EFFECTS  OF  THE  PLAN

     Holders of Common Stock will not be required to recognize any gain or loss if the reverse stock split becomes effective. The tax basis of the aggregate shares of post-split Common Stock received by present shareholders will be equal to the basis of the aggregate shares of the pre-split Common Stock exchanged therefore. However, the Company does not warrant or wish to undertake the rendering of tax advice to any Shareholder. Therefore, if a Shareholder has any further tax-related questions related to this reverse split, they are encouraged to consult with their own tax specialist.

     The holding period for shares of post-split Common Stock will include the holding period of the pre-split Common Stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with recent amendments to Rule 144, "restricted securities," as defined therein must be held at least one year before routine sales can be made pursuant to the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the pre-split shares involved in the reverse stock split.

INTEREST  OF  CERTAIN  PERSONS  IN  THIS  PROPOSAL

     To the Company's best knowledge and belief, there are no persons or entities that have a substantial interest in this proposal, since all shareholders will be affected equally and there are no transactions or other corporate action that is dependent upon or affected by the approval of the reverse split.

RECOMMENDATION  AND  VOTE  REQUIRED

     The Board recommends that the shareholders vote "FOR" this proposal to approve the reverse stock split. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval.


     PROPOSAL  5

RATIFICATION OF A NAME CHANGE OF THE COMPANY TO "CADENCE RESOURCES CORPORATION".

     The Board of Directors proposes that the Shareholders consider and vote upon an amendment to the Company's Articles of Incorporation to change the name of the Company. The Board recommends a name change to "Cadence Resources Corporation". Management believes that this change in the Company's name will more closely identify the Company with its new focus on energy development and production. Although the Company will continue to hold its mining property assets, the new business focus of the Company will be on energy.

     Consistent with this name change, the Company proposes to change its OTC Bulletin Board trading symbol to "CDNC", subject to NASD approval, for the purpose of making it easier for new investors to remember the symbol and to access the Company's share price. Management believes that this change will not hurt or diminish the Company's already established presence in the market under the symbol of "RSMI". It is believed that market makers, brokers, and investors will easily transition to the new symbol.

     This change in name will result in a change in the "CUSIP" number even if the reverse split, described above, is not approved. Upon this change in the Company's name and CUSIP number, Shareholders may, but are not required to, exchange their Common Stock certificates for new certificates bearing the new name and CUSIP number. New certificates may be obtained by following the same procedure described in Proposal Four above.

     RECOMMENDATION  AND  VOTE  REQUIRED

     The Board recommends that the shareholders vote "FOR" this proposal to approve an amendment to the Company's Articles of Incorporation to change the name of the Company. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval.

     PROPOSAL  6

RATIFICATION  OF  APPOINTMENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS

     The Board of Directors is required to periodically examine the consolidated financial statements of the Company for the current year ending December 31, 2001 and to perform other appropriate accounting services. Williams and Webster, P.S. have performed auditing and accounting services for the Company since 1996. A proposal will be presented at the meeting to ratify the appointment of Williams & Webster, P.S., as the Company's independent public accountants. If stockholders do not ratify this appointment by the affirmative vote of the shares present in person or represented by proxy at the meeting, other independent public accountants will be considered by the Board of Directors.

     Proposal 6, the ratification of the appointment of independent auditors, requires that a majority of the votes cast must be in favor of the proposal. The Board of Directors recommends a vote "FOR" ratification of the appointment of Williams & Webster, P.S., as the Company's independent public accountants.

     PROPOSAL  7

     OTHER  MATTERS

     Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and Shareholders.

     The Annual Report (Form 10-K) of the Company for the fiscal year ended September 30, 2000, including financial statements, and the 10-Q report for the period ended December 31, 2001 are to any shareholder providing written request to the Company.

     Regardless of the number of shares you hold, it is important that your stock be represented at the meeting in order that the presence of a quorum can be secured. If you are unable to attend the meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The shares represented by each proxy so signed and returned will be voted in accordance with the Shareholder's directions.

     By  Order  of  the  Board  of  Directors


     John  P.  Ryan
     Vice  President
     Date:

                                    P R O X Y

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            ROYAL SILVER MINES, INC.


     KNOW ALL MEN BY THESE PRESENTS, That the undersigned hereby constitutes and appoints Howard Crosby and John Ryan with the power of substitution, attorneys and proxies to appear and vote at the Annual Meeting of Shareholders of Royal Silver Mines, Inc. to be held at 200 Professional Building, Suite 200, Hilton Head Island, SC 29926, commencing at 10:30 A.M., local time, on March 30, 2001, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown below in the manner directed and upon any other matter which may properly come before the meeting.

     This proxy is solicited on behalf of the Board of Directors of Royal Silver Mines, Inc. Except as specified to the contrary below, the shares represented by this proxy will be voted for Proposals 1, 2, 3, 4, 5, and 6. Proposal 7 gives the proxy holder authority to vote at his discretion for any other matters which are properly brought before the meeting for a vote. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment.

                     PLEASE MARK THE FOLLOWING WITH AN "X."

1.   [ ]  ELECTION  OF  NOMINEE  DIRECTORS
     (FOR  all  nominees  listed  except  those  marked  to  the contrary below)

     [ ]  WITHHOLD  ALL  NOMINEES

     [ ]  WITHHOLD  AUTHORITY
     (STRIKE a line through those nominees listed below to withhold authority to vote for that nominee)

          Howard  M.  Crosby
          John  Ryan
          Kevin  Stulp


2. Amend the Company's Articles of Incorporation. The amendment will increase the authorized Common Stock of the Company from 40,000,000 shares, $0.01 par value per share, to 100,000,000 shares, $0.01 par value per share.

               [ ]  FOR       [ ]  AGAINST         [ ]  ABSTAIN


3. Amend the Company's Articles of Incorporation. The amendment will create a class of Preferred Stock of 20,000,000 shares of par value $0.01.

               [ ]  FOR       [ ]  AGAINST         [ ]  ABSTAIN


4. Proposal to undertake a 1 for 20 reverse split of the total issued and outstanding shares of the Company. This proposal will not effect the authorized capital of the Company.

               [ ]  FOR       [ ]  AGAINST         [ ]  ABSTAIN


5. Proposal to Amend the Articles of Incorporation to change the name of the Company to "Cadence Resources Corporation".

               [ ]  FOR       [ ]  AGAINST         [ ]  ABSTAIN


6. Ratification of the appointment of Williams & Webster, P.S., as the Company's independent public accountants for the calendar year ending December 31, 2001.

               [ ]  FOR       [ ]  AGAINST         [ ]  ABSTAIN


7. To grant authority to the proxy holders to vote on any other matters which may properly come before the meeting for action.

               [ ]  FOR       [ ]  AGAINST         [ ]  ABSTAIN

     PLEASE VOTE, DATE AND SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY, indicating, where applicable, official position or representative capacity.



          -----------------------------------------
          Signature



          -----------------------------------------
          (Additional signature(s) if held jointly)


          DATE: ______________________


          PLEASE  RETURN  THIS  PROXY  TO  THE  FOLLOWING  ADDRESS:

          ROYAL  SILVER  MINES,  INC.
          1519  Main  Street,  #169
          Hilton  Head  Island,  SC  29926




          [LABEL]